Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 160	Trade Date: 11/22/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/26/2004

The date of this Pricing Supplement is November 22, 2004

CUSIP or Common Code:	41013NGC6	41013NGD4	41013NGE2	41013NGF9	41013NGG7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$751,000.00	$351,000.00	$15,000.00	$298,000.00	$593,000.00

Proceeds to Issuer:	$746,306.25	$348,192.00	$14,850.00	$294,275.00	$584,698.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.250%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.550%	99.375%	99.250%	99.000%	98.900%

Maturity Date:	11/15/2007	11/15/2008	11/15/2009	11/15/2011	11/15/2012

Stated Annual Interest Rate:	3.100%	3.350%	3.600%	4.000%	4.150%

Interest Payment Frequency:	Semi	Monthly	Monthly	Semi	Semi

First Payment Date:	5/15/2005	12/15/2004	12/15/2004	5/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 160	Trade Date: 11/22/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/26/2004

The date of this Pricing Supplement is November 22, 2004

CUSIP or Common Code:	41013NGH5	41013NGJ1	41013NGL6	41013NGM4

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$595,000.00	$454,000.00	$295,000.00	$1,091,000.00

Proceeds to Issuer:	$586,670.00	$447,190.00	$289,100.00	$1,063,725.00

Discounts and Commissions:	1.400%	1.500%	2.000%	2.500%

Reallowance:	0.200%	0.200%	0.350%	0.350%

Dealer:	98.900%	98.800%	98.400%	97.900%

Maturity Date:	11/15/2012	11/15/2014	11/15/2019	11/15/2029

Stated Annual Interest Rate:	Step: 3.300% through 5/14/2007, and 5.750% thereafter (unless called)	4.700%	5.050%	5.300%

Interest Payment Frequency:	Monthly	Semi	Semi	Semi

First Payment Date:	12/15/2004	5/15/2005	5/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	11/15/2007 Callable one time only at 100% on call date above with 30 days notice.	11/15/2007 Callable one time only at 100% on call date above with 30 days notice.	11/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.